UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2019
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 8, 2019, Karen Francis, a member of the Board of Directors (the “Board”) of Telenav, Inc. (the “Company”) and its lead independent director, informed our Board that she would not be seeking re-election when her current term as a director is scheduled to expire on the date of the Company’s 2019 Annual Meeting of Stockholders. Ms. Francis will continue to serve as a member of the Board through such date and until her current term expires.

In conjunction with this transition, the Compensation Committee of the Board approved a consulting arrangement (the “Consulting Arrangement”) between the Company and Ms. Francis to provide over its two-year term (beginning after Ms. Francis’ current term expires) that Ms. Francis would be generally available to assist the Company and the Board with her services in support of the Company’s continuing business initiatives and outreach to the automotive industry. The Consulting Arrangement is subject to further negotiation and final documentation between the Company and Ms. Francis.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: October 11, 2019	By: /s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary